Ex. 10.2

SECOND SUPPLEMENT TO INDENTURE

SECOND SUPPLEMENT TO INDENTURE (this “Supplement”) dated as of July 14, 2006, by and among Silverleaf Finance III, LLC, as issuer (the “Issuer”), Silverleaf Resorts, Inc., as servicer (the “Servicer”), and Wells Fargo Bank, National Association, as indenture trustee, backup servicer, paying agent, custodian and account intermediary (the “Indenture Trustee”).

Reference is made to the Indenture, dated as of July 1, 2005, by and among the Issuer, the Servicer, and the Indenture Trustee, pursuant to which the Silverleaf Timeshare Loan-Backed Notes, Series 2005-A (the “Notes”) were issued and the Issuer pledged certain Collateral to the Indenture Trustee to secure the payment of the Notes (as supplemented hereby, the "Indenture"). Capitalized terms used in this Supplement have the meanings given such terms in the Indenture, as supplemented hereby, except as provided otherwise herein.

The Issuer has requested that the Indenture be amended pursuant to Section 9.1(a) thereof, as set forth below.

1.  Amendment: Section 5.4. Section 5.4(a)(iii) of the Indenture is hereby amended to replace each reference to Section “5.3(a)(iv)” of the Indenture with Section “5.3(a)(xiv).”

2.  Conditions Precedent. The Issuer hereby states that the following conditions precedent to this Supplement have been fulfilled pursuant to Section 9.1(a) of the Indenture:

(a)  Issuer Order.  An Issuer Order authorizing the Indenture Trustee to enter into this Supplement has been duly executed by the Issuer and presented to the Indenture Trustee.

(b)  Effect on Noteholders. The Issuer confirms that this Supplement will not adversely affect the interests of any of the Holders of the Notes.

3.  Effective Date. Pursuant to Section 9.4 of the Indenture, upon execution by the Issuer, the Servicer and the Indenture Trustee, this Supplement shall become effective and be a part of the Indenture for all purposes as though executed with the Indenture and effective as of July 1, 2005. All Noteholders shall be bound by the terms of this Supplement.

4.  Reaffirmation and Ratification of Existing Agreements, Etc. The Issuer: (i) reaffirms and ratifies all the obligations to the Indenture Trustee, in respect of the Indenture, as hereby amended, and the other Transaction Documents, and (ii) agrees that the Indenture, as amended hereby, and the other Transaction Documents shall remain in full force and effect, enforceable against the Issuer in accordance with their terms.

5.  Miscellaneous.

(a)              This Supplement may be executed in any number of counterparts, each of which such executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(b)              This Supplement shall be deemed to be a contract made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

(c)              The headings of the several sections of this Supplement are for convenience only and shall not affect the construction hereof.

(d)              This Supplement shall be deemed to be a Transaction Document under the Indenture and the other Transaction Documents.

IN WITNESS WHEREOF, this Supplement has been duly executed and delivered as of the date first above written.

SILVERLEAF FINANCE III, LLC

By: /S/ HARRY J. WHITE, JR.
Title: Chief Financial Officer

SILVERLEAF RESORTS, INC., as Servicer

By: /S/ HARRY J. WHITE, JR.
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Indenture Trustee, Backup Servicer, Paying Agent, Custodian and Account Intermediary

By: /S/ SUE DIGNAN
Title: Assistant Vice President